EX-32.2 CERTIFICATION

Exhibit 32.2

September 13, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

               The certification set forth below is hereby submitted to the Securities and Exchange Commission pursuant to, and solely for the purpose of complying with, Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code in connection with the filing on the date hereof with the Securities and Exchange Commission of the Annual Report on Form 10-K of Net 1 UEPS Technologies, Inc. (“Net1”) for the year ended June 30, 2005 (the “Report”).

               The undersigned, the Chief Financial Officer, Treasurer and Secretary of Net1, hereby certifies to the best of his knowledge that, as of the end of the period covered by the Report:

1.	such Report fully complies with the requirements of Section 13(a) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Net1.

/s/: Herman Kotzé
Name: Herman Kotzé
Chief Financial Officer, Treasurer and
Secretary